EXHIBIT 10.1


                        TECHNOLOGY RESEARCH CORPORATION
                         2000 LONG TERM INCENTIVE PLAN

                                  SECTION 1

                                   GENERAL

SECTION 1.1 Purpose. The Technology Research Corporation 2000 Long Term Incentive Plan (the "Plan") has been established by Technology Research Corporation (the "Company") to (i) attract and retain key management employees who are expected to make significant contributions to the success of the Company; (ii) motivate such key employees, by means of appropriate incentives, to achieve the Company's long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; (iv) compensate its Directors in lieu of cash compensation; and (v) further identify such key employees' interests with those of the Company's other shareholders through compensation incentives that are based on the performance of the Company's common stock; and thereby promote the long-term financial interests of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return. Unless otherwise defined herein, all capitalized terms are defined in Section 7 herein.

SECTION 1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to each Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

SECTION 1.3 Name of Plan. The name of this Plan shall be known as the Technology Research Corporation 2000 Long Term Incentive Plan.

SECTION 1.4 Administration. Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); provide Awards to employees of subsidiary corporations or non-U.S. citizens that are employed by the Company or a Related Company; and otherwise do all things necessary to implement the Plan. Once a written agreement evidencing an Award hereunder has been provided to a Participant, the Committee may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Committee expressly reserved the right to do so in writing at the time of such delivery. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee may modify the terms of the Plan or may create one or more subplans, in each case on such terms as it deems necessary or appropriate; provided, however, that no such action by the Committee shall increase the total number of shares issuable hereunder.



                                       1
                                  SECTION 2

                                   OPTIONS

SECTION 2.1 Definitions. The grant of an "Option" entitles the Participant to purchase shares of Stock at an exercise price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option", as that term is described in section 422(b) of the Code.

SECTION 2.2 Exercise Price. The "Exercise Price" of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; except that the Exercise Price for any incentive stock option shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option is granted, except that the Committee may provide that:
(i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event) if the grant of the Option occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

SECTION 2.3 Expiration Date. The "Expiration Date" with respect to an Option means the date the Option is deemed to expire, as determined by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

     (a)  the ten-year anniversary of the date on which the Option is granted;

     (b) if the Participant's date of termination occurs by reason of death or disability, the one-year anniversary of such date of termination;

     (c) if the Participant's date of termination occurs by reason of retirement, the three year anniversary of such date of termination;

     (d) if the Participant's date of termination occurs for reasons other than Retirement, death or Disability, the 90-day anniversary of such date of termination; subject, however, to the terms of the applicable Option Agreement approved by the Committee.

     (e) If the Participant dies while the Option is otherwise exercisable, the Expiration Date may be later than the dates set forth above, provided that it is not later than the first anniversary of the date of death. Notwith-standing the foregoing provisions of this subsection 2.3, the Committee shall be authorized to extend the Expiration Date for any non-qualified stock options granted under the Plan; subject, however, to the terms of the applicable Option Agreement approved by the Committee.







                                       2
SECTION 2.4 Settlement of Award. Distribution following exercise of an Option and shares of Stock distributed pursuant to such exercise shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

SECTION 2.5 Other Restrictions. Incentive Stock Options and Non-qualified Stock Options may be granted under the Plan in such numbers, at such prices and on such terms and conditions as the Committee shall determine, including the cancellation of existing options and issuance of a replacement option, provided that such options shall comply with and be subject to the following terms and conditions:

     (a) Annual Grant Limitation. No employee shall be granted an Incentive Stock Option to the extent that the aggregate Fair Market Value of Shares made subject to such option (determined as of the date such option is granted) which are exercisable for the first time by a key employee during any one calendar year exceeds the sum of $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company or affiliated entity of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If any Incentive Stock Options that are granted under the Plan have an aggregate Fair Market Value that exceeds the Limitation Amount, the excess Options will be treated as Non-qualified Stock Options to the extent permitted by law.

     (b) Option Agreement. All options granted under the Plan shall be evidenced by a written option agreement stating the number of shares capable of being purchased upon its exercise and otherwise in such form as the Committee may periodically approve and containing such terms and conditions, including the period of exercise and whether in installments or otherwise, as shall be contained therein, which need not be the same for all options.

     (c) Date of Grant. The date on which an option grant is approved by the Committee shall be considered the date on which such option is granted (the "Date of Grant"), and shall be reflected in the option agreement. All options under this Plan shall be granted within 10 years of the date this Plan is adopted.

     (d) Exercise Price. Each option agreement shall state the purchase price of each Share capable of being acquired upon exercise of the option, which price shall be determined by the Committee with respect to each option granted. For any Incentive Stock Options granted under the Plan, the exercise price shall not be less than ONE HUNDRED PERCENT (100%) of the fair market value of each such Share on the Date of Grant (or, in the case of any optionholder owning more than ten percent of the voting power of all classes of stock of the Company, not less than ONE HUNDRED AND TEN PERCENT (110%) of the Fair Market Value of the Shares on the Date of Grant). In the event that Share prices are not published for the Date of Grant, such value shall be determined in accordance with such rules as may be established by the Committee.







                                       3
     (e) Option Exercise. All options granted under the Plan become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual option. All Vested Options and Options that have become exercisable from time to time may be exercised in whole or in part in accordance with the terms of the applicable Stock Option Agreement; provided, however, that the Committee shall be authorized to require that any partial exercise be with respect to a minimum number of Shares.

     (f) Forfeiture or Exercise of Option. In the event that a Participant ceases employment with the Company, all options shall be forfeited, or be exercised, as follows:

          (1) In the event of a Participant's termination of employment, any Options that are not vested shall be forfeited in accordance with the terms of each Option Agreement and any Vested Option shall be exercised within three months of the date of termination (or such period of exercise that the terms of the applicable Stock Option Agreement may permit).

          (2) Upon the disability of a Participant, the Participant's Vested Options shall be exercisable within twelve months (or such shorter period as the Code or the period of exercise that the terms of the applicable Stock Option Agreement may permit) of the Participant's date of disability.

          (3) If the Participant dies while in the employment of the Company, the Participant's estate, personal representative, or designated beneficiary shall have the right to exercise such Vested Options within one year of the Participant's death (or such shorter period as the Code or period of exercise that the terms of the applicable Stock Option Agreement may permit).

          (4) If the Participant's date of termination occurs by reason of retirement, the three year anniversary of such date of termination;

     (g) Mechanics of Exercise. A person entitled to exercise any portion of an option granted under the Plan may exercise the same at anytime, either in whole or in part, by delivering written notice of exercise to the office of the Secretary of the Company or to such other location as may be designated by the Committee, specifying therein the number of Shares with respect to which the option is being exercised, which notice shall be accompanied by payment in full of the purchase price of the Shares being acquired. If any adjustment has been effected so as to establish a right by an optionholder to acquire a fractional share, such fraction shall be rounded upward to the next whole number.

     (h) Payment of Exercise Price. The Committee may determine the required or permitted forms of payment, subject to the following: (i) payment may be made wholly or partly in cash; (ii) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price; (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price through a "cashless exercise" arrangement which permits the Participant to simultaneously exercise an option and sell the Shares thereby acquired and enable the broker to use the proceeds from such sale as payment for the exercise price of such option; or (iv) by any combination of the foregoing permissible forms of payment.



                                       4
     (i) Investment Purpose. Unless the Committee chooses to register or qualify the Shares under the Securities Act of 1933, as amended (the "Act"), each option is granted on the express condition that the purchase of Shares upon an exercise thereof shall be made for investment purposes only and not with a view to their resale or further distribution unless such Shares, at the time of their issuance and delivery, are registered under the Securities Act, or, alternatively, at some time following such issuance their resale is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any other applicable law, regulation or ruling. Any Shares so registered shall be promptly listed with each securities exchange through which any class of the Company's capital stock or other securities are traded.

     (j) Legal Conditions on Delivery of Shares. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restrictions from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the Company's shares of common stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that any certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.




                                  SECTION 3

                             OTHER STOCK AWARDS

SECTION 3.1 Definition. A Stock Award is a grant of a right to receive shares of Stock in the future.

SECTION 3.2 Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of certain Performance Measures. The Committee may designate a single goal criterion or multiple goal standard for performance measurement purposes, with the measurement based on individual or Company performance as compared with that of competitive companies.













                                       5
                                  SECTION 4

                        OPERATION AND ADMINISTRATION

SECTION 4.1 Effective Date. In accordance with the approval of the shareholders of the Company at the Company's 2000 annual meeting of its shareholders, the Plan went into effect as of March 24, 2000 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

SECTION 4.2  Limits on Award Under the Plan.

     (a) Number of Shares. A maximum of 300,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

     (b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     (c) Forfeiture of Options. Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (d) Use of Shares as Payment. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (e) Substitution of Shares. Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution results from the Company or a Related Company acquiring another entity (or an interest in another entity).





                                       6
     (f) Adjustment of Number of Shares. In the event of a corporation transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and
(iii) the exercise price of outstanding Options; as well as any other adjustments that the Committee determines to be equitable.

     (g) Vesting. Without limiting the generality of Section 1.4, the Committee may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

     Unless the Committee expressly provided otherwise, a Participant's "employment or other service relationship with the Company and any Related Company" will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or any Related Company. Except as the Committee otherwise determines, with respect to a Participant who is an employee of the Company or any Related Company, such Participant's "employment or other service relationship with the Company and any Related Company" will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 180 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company and any Related Company.

SECTION 4.3 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Compliance with Securities Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) Issuance Without Certificates. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.


SECTION 4.4 Tax Withholding. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.







                                       7
SECTION 4.5 Payment Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

SECTION 4.6 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Notwith-standing anything in this Section to the contrary, the Participant may transfer an option granted under this Plan to or for the benefit of his or her immediate family (including, without limitation, to a trust for the benefit of the Participant's immediate family or to a partnership or limited family partner-ship or other entity established for the benefit of one or more members of the Participant's family), subject to such limits as the Committee may establish. Each transferee shall remain subject to all the terms and conditions applicable to the option prior to such transfer.

SECTION 4.7 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to exercise an option under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

SECTION 4.8 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

SECTION 4.9  Limitation of Implied Rights.

     (a) No Collateral or Secured Interest. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

     (b) No Guarantee of Employment. The Plan does not constitute a contract of employment, and the receipt of any option grant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.



                                       8
SECTION 4.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 4.11 Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the company.




                                  SECTION 5

                                  COMMITTEE

SECTION 5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

SECTION 5.2 Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

SECTION 5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

     (a) Grant of Awards. Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees or Eligible Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

     (b) Section 162(m) Limits. Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

     (c) Interpretation of Plan. The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.



                                       9
     (d) Final Authority. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

     (e) Time of Grant. Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

     (f) Action by Committee. In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

SECTION 5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

SECTION 5.5 Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.




                                  SECTION 6

                          AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2 (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board.











                                       10
                                  SECTION 7

                                DEFINED TERMS

     For purposes of the Plan, the terms listed below shall be defined as follows:

     (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options.

     (b) Board. The term "Board" shall mean the Board of Directors of the Company.

     (c) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (d) Committee. The term "Committee" shall mean those persons selected by the board to administer the provisions of the Plan.

     (e) Disability. The term "Disability" shall mean the inability of a Participant to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

     (f) Eligible Employee or Eligible Director. The term "Eligible Employee" or "Eligible Director" shall mean any employee or director of the Company or a Related Company that performs key services for such Company or a Related Company. For any incentive stock options granted under the Plan, Eligible Employee must be deemed to be a key executive or management employee of the Company or a Related Company.

     (g) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

          (1) If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

          (2) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

          (3) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.



                                       11
     (h) Participant. The term "Participant" means those persons that have been granted an Option by the Committee under the terms of the Plan.

     (i) Performance Measures. The term "Performance Measures" means those criteria established by the committee to measure individual or Company performance, including relevant standards imposed to compare Company performance against the results of comparable companies and any individually designed and measurement standards selected by the Company.

     (j) Related Companies. For purposes of this Agreement, the term "Related Company" means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least fifty percent of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is a Related Company by reason of clause (i) next above.

     (k) Retirement. The term "Retirement" means the age or years of service requirements established by the Committee to be used in determining the exercisability of any Option and vesting of such Option.

     (l) Stock or Shares. The term "Stock" or "Shares" shall mean shares of common stock of the Company.

     (m) Vested Option. The term "Vested Option" means an option that is not subject to forfeiture and may be exercised by the Participant in accordance with its terms. For purposes of the Plan, a Vested Option may vest over a period of time in incremental amounts as determined on the basis of performance measures or completion of a period of service.




























                                       12